Exhibit 10.15

ASSIGNMENT AND AMENDMENT AGREEMENT

This Assignment and Amendment Agreement (this “Agreement”), is entered into as of the 14th day of November, 2011, by and among Bank of America Capital Advisors LLC (“Bank of America Capital Advisors”), LaSalle Investment Management, Inc. (“LaSalle”) and Jones Lang LaSalle Income Property Trust, Inc., formerly Excelsior LaSalle Property Fund, Inc. (the “REIT”).

RECITALS

WHEREAS, Bank of America Capital Advisors, LaSalle and the REIT (collectively, the “Parties”) are parties to the Investment Advisory Agreement dated as of December 23, 2004, as amended on September 15, 2005 and assigned on December 16, 2005 (as amended and assigned, the “Investment Advisory Agreement”);

WHEREAS, Bank of America Capital Advisors and the REIT are parties to an Amended and Restated Management Agreement dated as of June 19, 2007, as amended on December 4, 2009 (as amended, the “Management Agreement”);

WHEREAS, Bank of America Capital Advisors wishes to assign its duties, obligations, liabilities and rights under the Investment Advisory Agreement and the Management Agreement to LaSalle, and LaSalle wishes to assume all of Bank of America Capital Advisors’ duties, obligations, liabilities and rights under the Investment Advisory Agreement and the Management Agreement; and

WHEREAS, the Parties wish to amend the Investment Advisory Agreement.

NOW, THEREFORE, in consideration of the terms, conditions and mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

ASSIGNMENT AND ASSUMPTION

1.1 Assignment and Assumption. Effective as of the initial filing by the REIT with the Securities and Exchange Commission of a Registration Statement on Form S-11 relating to the REIT’s initial public offering of its common stock (the “Effective Date”), Bank of America Capital Advisors hereby assigns to LaSalle, and LaSalle hereby assumes, all of Bank of America Capital Advisors’ respective duties, obligations, liabilities and rights and agrees to perform all of Bank of America Capital Advisors’ respective duties under each of the Investment Advisory Agreement and the Management Agreement.

1.2 Transition Services. In order to facilitate an orderly transition of Bank of America Capital Advisors’ responsibilities under the Investment Advisory Agreement and the Management Agreement and to avoid a disruption of services to the REIT, Bank of America Capital Advisors hereby agrees to use its best efforts to cooperate with the REIT and LaSalle during the 90-day period following the Effective Date, including, without limitation, providing to the REIT and LaSalle access to, and the opportunity to consult with, Bank of America Capital Advisors’ officers and employees, delivering to LaSalle all assets and documents of the REIT then in the custody of Bank of America Capital Advisors and providing assistance with communicating to investors information concerning their investments in the REIT and the management transition.

1.3 Affiliate Service Arrangements. LaSalle hereby certifies to the REIT that, with respect to each existing Affiliate Service Arrangement (as defined in the Investment Advisory Agreement) that the REIT entered into pursuant to Section 3(h) of the Investment Advisory Agreement, (i) the fees or other compensation charged to the REIT for services being provided by Affiliates (as defined in the Investment Advisory Agreement) of the Advisor do not exceed the fees or other compensation currently available in the relevant market in an arm’s-length transaction with an independent third party, (ii) the agreements governing the relationship contain standard arm’s-length contract terms in relation to the relevant market and (iii) the Affiliate providing such services has sufficient experience and qualifications to perform such services at a level of quality comparable to the quality of similar services available from non-Affiliates in the relevant geographical area.

1.4 Other Matters. As of the Effective Date, LaSalle is hereby bound by all of the terms and conditions of each of the Investment Advisory Agreement and the Management Agreement, which will continue in full force and effect to the full extent provided therein.

ARTICLE II

AMENDMENTS TO THE INVESTMENT ADVISORY AGREEMENT

2.1 All references to the “Manager” in Sections 3(a)(xiv), 3(a)(xv), 3(a)(xvi), 6(b), 8(a), 18, 19(b) and 20(a) of the Investment Advisory Agreement are hereby deleted and replaced with references to the “Fund.” All references to the “Manager” in Sections 3(g), 3(h), 5(a), 5(g), 5(h)(iv) and 13(b) are hereby deleted and replaced with references to the “Board.” All other references to the “Manager” shall be deemed references to the “Advisor.”

2.2 Section 14(a) of the Investment Advisory Agreement is hereby deleted in its entirety and replaced with the following:

(a) The Advisor hereby agrees to indemnify, defend and hold harmless the Fund and its Affiliates, partners, members, stockholders, officers, employees, agents, successors, and assigns from and against all liabilities, judgments, costs, losses, and expenses, including attorneys’ fees, charges and expenses and expert witness fees, of any nature, kind or description, arising out of claims by third parties and caused by or resulting from (i) the Advisor’s breach of this Agreement (provided that solely for purposes of this Section 14(a)(i), only a negligent act or omission shall be deemed in breach of Section 1(b)(i) hereof), (ii) the negligent or wrongful acts or omissions of the Advisor or its partners, members, stockholders, officers, employees, agents, successors, or assigns or (iii) in the event that an Affiliate of the Advisor has been retained to provide services to the Fund, the negligent or wrongful acts or omissions of such Affiliate or its partners, members, stockholders, officers, employees, agents, successors, and assigns, unless the Fund’s agreement with such Affiliate contains an indemnification provision substantially similar to that set forth herein.

2.3 Section 14(f) of the Investment Advisory Agreement is hereby deleted in its entirety.

2.4 Section 16 of the Investment Advisory Agreement is hereby deleted in its entirety and replaced with the following:

16. Termination for Cause. The Advisor may terminate this Agreement at any time if (i) the Fund defaults in any of its material obligations under this Agreement, which default is not cured within thirty (30) days after written notice from the Advisor describing such default in reasonable detail, or (ii) the Fund becomes the subject of any bankruptcy or insolvency proceedings which, if involuntary, are not dismissed within ninety (90) days.

2.5 Section 22(i) is hereby deleted in its entirety and replaced with the following:

(i)	In the case of notices sent to the Fund:

Jones Lang LaSalle Income Property Trust, Inc.

c/o LaSalle Investment Management, Inc.

200 E. Randolph Drive

Chicago, Illinois 60601

Attention: Chief Executive Officer

With a simultaneous copy to:

Alston & Bird LLP

1201 W. Peachtree Street

Atlanta, Georgia 30309

Attention: Rosemarie A. Thurston

2.6 Section 22(ii) is hereby deleted in its entirety and replaced with the following:

(ii)	In the case of notices sent to the Manager:

LaSalle Investment Management, Inc.

200 E. Randolph Drive

Chicago, Illinois 60601

Attention: Chief Operating Officer

Telecopy: 312-782-4339

with a simultaneous copy to:

LaSalle Investment Management, Inc.

200 E. Randolph Drive

Chicago, Illinois 60601

Attention: General Counsel

Telecopy: 312-782-4339

ARTICLE III

GENERAL PROVISIONS

3.1 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3.2 Headings and Captions. The document headings and captions contained herein are for ease of reference only and shall not affect the meaning or interpretation of this Agreement.

3.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

3.4 Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

BANK OF AMERICA CAPITAL ADVISORS LLC

By:	/S/ JAMES D. BOWDEN
Name:	James D. Bowden
Title:	Managing Director

LASALLE INVESTMENT MANAGEMENT, INC.

By:	/S/ C. ALLAN SWARINGEN
Name:	C. Allan Swaringen
Title:	Managing Director

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/S/ C. ALLAN SWARINGEN
Name:	C. Allan Swaringen
Title:	Chief Executive Officer

[Signature page to Assignment and Amendment Agreement]